EXHIBIT 99.1

November 18 2024
NEWS RELEASE
OTCQB: ALID

Suite 200 – 460 Doyle Ave

Kelowna, BC, Canada V1Y 2E9

Toll Free: 1-877-255-4337

www.allied.health

Allied Corp. Completes 30kg Shipment to Portuguese Channel Partner, Initiating United Kingdom Supply Contract

Kelowna, BC, Canada – November 18, 2024 Allied Corp ("Allied" or the “Company”) (OTCQB: ALID), a Canadian medical cannabis supplier with main production center in Colombia, is proud to announce the successful shipment of 30kgs of THC-based medical cannabis to its Portuguese channel partner, Blossom Pharmaceuticals (“Blossom”). Through Blossom, Allied will offer medical flower manufactured with EU-GMP certification – a requirement for import into several European countries including the UK, Germany and Poland.

The product, which has started to be manufactured by Blossom, is destined to begin satisfying a sales agreement announced earlier this year with a UK licensed medical cannabis distributor. The 3-year contract details the provisions of the supply partnership, including minimum volume requirements of 200kgs per year expected to generate at least €360,000 in annual revenue starting in Q1 2025.

“We are proud of this shipment to Blossom, which follows the successful delivery of a 180kg purchase order announced in May and marks the first step in fulfilling our UK supply contract” said Michael Moses, Chief Business Development Officer. “With the rapid growth in European cannabis markets, Allied is demonstrating that it can be a reliable partner to deliver in the complex cannabis supply chain.”

These achievements underscore the company’s ability to operate in highly regulated markets and its continued momentum as it moves towards execution of existing supply agreements. This comes following last month’s announcement of an exclusive forward purchase agreement worth EUR 15.3 million over 5 years with Canpoland, a Polish distributor, including minimum volume commitments of 1.05 tons of premium Colombian-grown Cannabis flower per annum to Poland through Blossom.

About Blossom Genetics

Blossom is dedicated in transforming the pharmaceutical industry through excellence in contract manufacturing. Our mission is to be the premier partner for brands, providing top-tier manufacturing services that enable them to deliver high-quality products to patients worldwide. We pride ourselves on maintaining the highest standards of quality and safety throughout our manufacturing processes, ensuring that every product leaving our facility is of the utmost purity, consistency, and potency.

About Allied Corp

Allied Corp is a Canadian cannabis supplier with its production center in Colombia. By leveraging Canadian cannabis cultivation expertise and Colombian price advantages, Allied offers consistent supply of premium cannabis product at scale and at attractive prices, meeting international high-quality standards.

Investor Relations :

ir@allied.health

1-877-255-4337

1

Disclaimer and Forward-Looking Statements:

Neither the OTCQB nor any regulatory authority assumes responsibility for the accuracy or adequacy of this release.

This press release includes certain statements that may be deemed "forward-looking statements" under U.S. and Canadian securities laws. Forward-looking statements relate to Allied Corp.’s anticipated developments, strategic objectives, performance, and market opportunities. These include, but are not limited to, statements regarding Allied’s growth in Colombia, Kelowna, Nevada, and other key locations; intellectual property filings; joint development and manufacturing initiatives; and planned product introductions.

Forward-looking statements can often be identified by terms such as "anticipates," "believes," "expects," "intends," "plans," "will," "may," and similar expressions. These statements are based on current assumptions, projections, and management’s experience, but are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Notable risks include, but are not limited to, regulatory risks associated with the cannabis industry and market changes ; risks related to competition within the cannabis and medical industries; risks releated to potential operational and logistical challenges; risks related to market demand; risks related to economic conditions impacting growth and profitability; risks related to potential delays or adverse changes in project locations or expansion plans; as well as any other risk that may be further described in and the risk factors discussed in Allied’s filings with the SEC, available at www.sec.gov.

Though Allied endeavors to identify important factors that may impact actual outcomes, other unknown factors may also cause results to vary. The forward-looking statements contained in this news release are made as of the date of this news release. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, the Company undertakes no obligation to comment on the expectations of, or statements made, by third parties in respect of the matters discussed above.

2